EXHIBIT 3.1





                         CERTIFICATE OF INCORPORATION

                                      OF

                          Goss Graphic Systems, Inc.



                  I, the undersigned, for the purpose of incorporating

         and organizing a corporation under the General Corporation

         Law of the State of Delaware, do hereby execute this Certifi-

         cate of Incorporation and do hereby certify as follows:


                                   ARTICLE I
                                   ---------


                  The name of the corporation (which is hereinafter

         referred to as the "Corporation") is:


                           Goss Graphic Systems, Inc.


                                   ARTICLE II
                                   ----------


                  The address of the Corporation's registered office

         in the State of Delaware is The Corporation Trust Center,

         1209 Orange Street in the City of Wilmington, County of New

         Castle.  The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------


                  The purpose of the Corporation shall be to engage in

         any lawful act or activity for which corporations may be or-

         ganized and incorporated under the General Corporation Law of the State of Delaware.



























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                                   ARTICLE IV
                                   ----------


                  Section 1.  The Corporation shall be authorized to

         issue 10,000 shares of capital stock, of which all shares

         shall be shares of Common Stock, $.01 par value ("Common

         Stock").


                  Section 2.  Except as otherwise provided by law, the

         Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.  Each share of Common Stock shall have one vote, and the Common Stock

         shall vote together as a single class.


                                   ARTICLE V
                                   ---------


                  Unless and except to the extent that the By-Laws of

         the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                   ARTICLE VI
                                   ----------


                  In furtherance and not in limitation of the powers

         conferred by law, the Board of Directors of the Corporation

         (the "Board") is expressly authorized and empowered to make,

         alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by

         written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the

         Board.



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                                  ARTICLE VII
                                  -----------


                  The Corporation reserves the right at any time from

         time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockhold-

         ers, directors or any other persons whomsoever by and pursu-

         ant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right re-

         served in this Article.


                                  ARTICLE VIII
                                  ------------


                  Section 1.  Elimination of Certain Liability of Di-
                              ---------------------------------------

         rectors.  A director of the Corporation shall not be person-
         -------

         ally liable to the Corporation or its stockholders for mon-

         etary damages for breach of fiduciary duty as a director,

         except for liability (i) for any breach of the director's

         duty of loyalty to the Corporation or its stockholders, (ii)

         for acts or omissions not in good faith or which involve in-

         tentional misconduct or a knowing violation of law, (iii)

         under Section 174 of the General Corporation Law of the State

         of Delaware, or (iv) for any transaction from which the di-

         rector derived an improper personal benefit.




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                  Section 2.  Indemnification and Insurance.
                              ------------------------------


                  (a)  Right to Indemnification.  Each person who was
                       ------------------------

         or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil,

         criminal, administrative or investigative (hereinafter a

         "proceeding"), by reason of the fact that he or she, or a

         person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was

         serving at the request of the Corporation as a director, of-

         ficer, employee or agent of another corporation or of a part-

         nership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official

         capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Cor-

         poration to the fullest extent authorized by the General Cor-

         poration Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amend-

         ment, only to the extent that such amendment permits the Cor-

         poration to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amend-

         ment), against all expense, liability and loss (including

         attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under





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         the Employee Retirement Income Security Act of 1974) reason-

         ably incurred or suffered by such person in connection there-

         with and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as pro-
                             --------  -------

         vided in paragraph (b) hereof, the Corporation shall indem-

         nify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.  The right to indemnification conferred in this

         Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in de-

         fending any such proceeding in advance of its final disposi-

         tion; provided, however, that, if the General Corporation Law
               --------  -------

         of the State of Delaware requires, the payment of such ex-

         penses incurred by a director or officer in his or her capac-

         ity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposi-

         tion of a proceeding, shall be made only upon delivery to the

         Corporation of an undertaking, by or on behalf of such direc-

         tor or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.




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         The Corporation may, by action of the Board, provide indemni-

         fication to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of

         directors and officers.


                  (b)  Right of Claimant to Bring Suit.  If a claim
                       -------------------------------

         under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any

         time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertak-

         ing, if any is required, has been tendered to the Corpora-

         tion) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the fail-

         ure of the Corporation (including its Board, independent le-

         gal counsel, or its stockholders) to have made a determina-

         tion prior to the commencement of such action that indemnifi-

         cation of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set



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         forth in the General Corporation Law of the State of Dela-

         ware, nor an actual determination by the Corporation (includ-

         ing its Board, independent legal counsel, or its stockhold-

         ers) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a pre-

         sumption that the claimant has not met the applicable stan-

         dard of conduct.


                  (c)  Non-Exclusivity of Rights.  The right to indem-
                       -------------------------

         nification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute,

         provision of the Certificate of Incorporation, By-law, agree-

         ment, vote of stockholders or disinterested directors or oth-

         erwise.


                  (d)  Insurance.  The Corporation may maintain insur-
                       ---------

         ance, at its expense, to protect itself and any director,

         officer, employee or agent of the Corporation or another cor-

         poration, partnership, joint venture, trust or other enter-

         prise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Gen-

         eral Corporation Law of the State of Delaware.








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                                   ARTICLE IX
                                   ----------


                  The name and mailing address of the incorporator is

         Alicia L. Mioli c/o Wachtell, Lipton, Rosen & Katz, 51 West

         52nd Street, New York, New York 10019.


                  IN WITNESS WHEREOF, I, the undersigned, being the

         incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and,

         accordingly, I have hereunto set my hand this 9th day of

         April, 1996.




                                             /s/ Alicia L. Mioli
                                          -------------------------------
                                                 Alicia L. Mioli
                                                   Incorporator





























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